Exhibit 10.1

PROMISSORY NOTE FOR

CALLABLE AND CONVERTIBLE PREFERRED SHARES

SECURED BY OWNERSHIP RIGHTS IN TOOLING MOLD

$25,000 May 23, 2011

Las Vegas, NV

FOR VALUE RECEIVED, ATVRockN, a Nevada corporation with offices at 1813 Winners Cup Dr., Las Vegas, NV 89117 (hereinafter referred to as the “Payor” or the “Company”), agrees to pay to the order of Dan Berger, an individual, whose address is: 203 Cummings Creek Rd., Clarksville, TN 37042 (hereinafter referred to as the “Payee” or “Dan Berger”), on the Maturity Date for this Callable and Convertible Preferred Shares Note (the “Note”), unless earlier accelerated in accordance with the terms of this Note, the principal sum of twenty-five thousand dollars ($25,000) with interest of $5,000 per year plus a prepayment penalty of $5,000 at the maturity date of May 23, 2012.

RECITALS

The Payee is willing to lend the Company Twenty-five Thousand Dollars ($25,000 USD) in exchange for 25,000 Convertible and Callable Series B Preferred Shares in the Company, a security interest in a specialized tooling mold, interest of $1,250 per quarter and a payment penalty of $5,000 if the loan is paid-off in twelve months or less. This Note is assignable provided the assignee agrees to the same terms in paying-off the Payee.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this agreement, the parties agree, represent and warrant as follows:

The above recitals are true, correct and incorporated herein by reference.

1.                  Terms

(A)             ATVRockN would pay interest only quarterly payments of 20% which is $1,250 per quarter or total of $5,000 per year. The interest payments of $1,250 per quarter continue until the note is paid-in-full. The first interest payment is due August 31, 2011.

(B)              There is a prepayment penalty of 1 year, meaning that if ATV RockN decides to pay-off the loan before a period of 12 months, then ATVRockN would have to buy back the 25,000 preferred shares and security interest in the tooling mold for $30,000 and still pay the Payee the balance of interest left on the 1 year period.

(C)              It is the intent of the Payee and the Payor in the execution of this Note that the loan evidenced hereby comply with the restrictions of applicable state usury laws. If, for any reason, it should be determined that any usury law is applicable (which the parties do not believe to be the case), the Payor and the Payee stipulate and agree that (i) the interest (or any other consideration pursuant to this Note) pursuant to this Note or in any other instrument evidencing or securing the indebtedness evidenced herein shall be limited to the maximum permitted by such law, (ii) none of the terms and provisions contained herein shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by any state laws which are applicable, (iii) the obligation of the Payor shall be reduced to the maximum rate permitted to be charged by any state laws which are applicable, and (iv) the Payee shall not collect monies which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by any such applicable state law.  Any sums collected which are in excess of such maximum rate shall be credited to the payment of any other sums due hereunder.  If no sums are due hereunder, then such excess shall be returned to the Payor.

(D)             Upon receipt of the executed original documents of the Note, Dan Berger shall transfer to the Company twenty-five thousand dollars ($25,000) USD.

2.                  Maturity/Prepayment.

(A)             Subject to payment(s) pursuant to Article “1” of this Note, $30,000 and any accrued and unpaid interest shall be due and payable on May 23, 2012 (the “Maturity Date”).

(B)              Subject to payment pursuant to Article “1” of this Note, $35,000 and any accrued and unpaid interest shall be due and payable on May 23, 2013 (the “Maturity Date”).

(C)              If the note is not paid by the second year, the interest of $1,250 will continue to be due on a quarterly basis.

3.                  Callable Feature of the Preferred Shares and Tooling Mold.

(A)             The Payor or their designated assignee may elect to pay the Note and outstanding interest in full, at which time the 25,000 preferred shares and tooling mold would be assigned to the Payor or their designated assignee. The Payor or their designated assignee would have no further obligations to the Payee, and the note would be considered paid in full.

(i.)         If the Payor must provide written notice of its intention to call the Preferred Shares and Tooling Mold, in order to decide the amounts outstanding owed to the Payee.

(ii.)       Upon payment of full (including penalties and interest) the Payee must deliver the 25,000 Preferred Shares, free and clear of any liens, the rights of ownership the Tooling mold to the Payor or their designated assignee.

(iii.)     If the Payee fails to deliver the Preferred shares or ownership in the Tooling Mold in timely manner, after the obligations to the Payee have been satisfied, the Payee shall pay to the Payor $500 per month until the Preferred shares or ownership in the Tooling Mold have delivered to the Payor. The Payee acknowledges that it would be extremely difficult or impracticable to determine the Payor’s actual damages and costs resulting from the delay in delivering the Preferred Shares and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs and do not constitute a penalty.

4.                  Security Interest

As an intregal part of the note, the Payee shall be assigned the Rights of Ownership to the tooling of the ATV Box provided by C-Pak as a security interest along with 25,000 callable and convertible Series B Preferred Shares in the Company. If for any reason the Payor defaults in its loan obgligations, the Payee will receives the exclusive ownership in the tooling of the ATV Box provided by C-Pak and the 25,000 Series B Callable and Convertible Preferred Shares in the Company.

5.                  Events of Default

The term “Event of Default” as used herein shall mean the occurrence of any one or more of these following events:

(A)             The failure of the Payor to make payment of Principal and/or interest on the Maturity Date;

(B)              The breach by the Payor of any other provisions of this Note other than failure to make payment on the Maturity Date and after the Payee has given the Payor five (5) business days written notice of such default of this Note;

(C)              The filing by the Payor of a petition in bankruptcy;

(D)             Consent by the Payor to the appointment of, or possession by, a custodian for itself or for all or substantially all of its property;

(E)              The filing of a petition in bankruptcy against the Payor with the consent of the Payor;

(F)               The filing of a petition in bankruptcy against the Payor without the consent of the Payor, and the failure to have such petition dismissed within ten (10) days from the date upon which such petition is filed; and

(G)             The entry by a court of competent jurisdiction of a final non-appealable order, judgment or decree appointing, without the consent of the Payor, a receiver, trustee or custodian for the Payor or for all or substantially all of the property or assets of the Payor.

6.                  Remedies Upon Default.

(A) Upon the occurrence of an Event of Default and any time thereafter while such Event of Default is continuing, the entire unpaid principal balance and interest outstanding which is due pursuant to this Note shall, at the Payee’s option, be accelerated and become and be immediately due and payable along with unpaid interest and late fees without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Payor.

7.                  Non-Exclusive Remedy.

Any remedy that is set forth in this Note is not exclusive of any other remedies provided for herein, in the accompanying documents or that are provided by law.

8.                  Liability Upon Default.

The liability of the Payor upon default shall be unconditional and shall not be in any manner affected by any indulgence whatsoever granted or consented to by the Payee including, but not limited to, any extension of time, renewal, waiver or other modification.

9.                  Exercise of Remedy Upon Default.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.              Collection Costs.

Payor shall pay or otherwise reimburse to Payee all legal fees, costs and expenses incurred by Payee in any manner in connection with this Note, including, but not limited to, any administration, negotiations, disputes, litigation or collection pursuant to the terms and conditions of this Note and agrees to pay interest thereupon at the rate of two percent (2%) per month from the date paid or incurred by Payee until such expenses are actually paid by the Payor. Such obligation shall be binding upon Payor regardless of whether or not any legal action has been commenced or is ever commenced.

11.              Full Recourse.

Anything in this Note to the contrary notwithstanding, the Payor hereunder shall be liable on this Note for the full amount of the principal, interest and all obligations pursuant to this Note.

12.              Indemnity.

Payor agrees to indemnify and hold harmless the Payee, its officers, directors, heirs, executors, administrators, personal representatives, successors and assigns, from any and all claims, actions, suits, demands, costs or liability of any kind relating to the making of this Note, the administration of this Note and any business relations and/or other dealings with the Payor and each of them with respect to the subject matter hereof, it being understood and agreed that such indemnification and agreement to hold harmless are a material inducement to the Payee to secure its consent to this Note.

Payee agrees to indemnify and hold harmless the Payor, its officers, directors, heirs, executors, administrators, personal representatives, successors and assigns, from any and all claims, actions, suits, demands, costs or liability of any kind relating to the making of this Note, the administration of this Note and any business relations and/or other dealings with the Payee and each of them with respect to the subject matter hereof, it being understood and agreed that such indemnification and agreement to hold harmless are a material inducement to the Payee to secure its consent to this Note.

13.              Replacement of Note.

Upon receipt of evidence satisfactory to the Payor of the loss, theft, destruction or mutilation of the Note, and if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Payor, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Payor will issue a new Note, of like tenor and amount and dated the date of issuance of the original Note, in lieu of such lost, stolen, destroyed or mutilated Note.

14.              Miscellaneous.

(A)             Headings. Headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note.

(B)              Enforceability. If any provision which is contained in this Note should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Note and this Note shall be construed as if such invalid or unenforceable provision had not been contained herein.

(C)              Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid, return receipt requested addressed as follows:

To the Payee: Dan Berger

203 Cummings Creek Rd.

Clarksville, TN 37042

To the Payor: ATVRockN

1813 Winners Cup Dr.

Las Vegas, NV 89117

or in each case to such other address as shall have last been furnished by like notice. If the method of notice set forth in this Paragraph of this Note is impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be.

(D)                   Litigation. This Note shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the courts of the State of Nevada in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with this Note. If the Payee commences legal action to interpret or enforce any of the terms of this Note, the Payor shall pay all legal fees in full and costs incurred by the Payee with respect to such action. If the parties dispute any term or condition of this Note, Payor shall pay all legal fees of Payee actually incurred within five (5) business days of receipt of the legal bill of Payee’s counsel.

(E)                    Construction. Each of the parties hereto hereby further acknowledges and agrees that (i) each has had significant input in the development of this Note and (ii) this Note shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party who drafted this Note.

(F)                     Entire Agreement. This Note and all documents and instruments referred to herein (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (ii) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(G)                   Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Note and the intents and purposes hereof.

(H)                   Binding Agreement. This Note shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

(I)                      Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Note shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Note or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Note to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

(J)                      Modifications. This Note may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by the Payor and the Payee of this Note.

(K)                   Severability. The provisions of this Note shall be deemed separable. Therefore, if any part of this Note is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Note.

IN WITNESS WHEREOF, Payor has executed this Note as of the 23th day of May, 2011.

ATVRockN

By: _/s/ Chad Guidry________________

Chad Guidry, Chief Executive Officer

Dan Berger

By: __/s/ Dan Berger__

Name: Dan Berger